EXHIBIT 99.1

Press Release

For further information, please contact:

Paradigm Genetics, Inc. Melissa Matson Director, Corporate Communications +1-919-425-3000	TissueInformatics.Inc Todd Joron Senior Vice President +1-412-327-4354	Noonan Russo Presence Euro RSCG Brian Ritchie Mark Vincent +1-212-845-4200

PARADIGM GENETICS TO ACQUIRE TISSUEINFORMATICS CREATING A UNIQUE SYSTEMS BIOLOGY PLATFORM FOR LIFE SCIENCES DISCOVERY

RESEARCH TRIANGLE PARK, NC, and PITTSBURGH, Pa., January 29, 2004—Paradigm Genetics, Inc. (Nasdaq: PDGM), a biotechnology company, announced today that it has entered into a definitive agreement with TissueInformatics.Inc whereby Paradigm Genetics will acquire TissueInformatics, a privately-held company based in Pittsburgh, Pa., which specializes in the development and application of automated pathology software for the quantitative analysis of tissue changes in drug discovery, disease assessment, toxicology, and tissue engineering. The acquisition will occur through an all-stock transaction in which approximately 3.4 million shares will be issued immediately and approximately 2.7 million additional shares are subject to performance milestones.

This acquisition provides Paradigm Genetics with TissueInformatics’ technology to obtain quantitative tissue feature information for use in Paradigm Genetics’ biomarker and target discovery efforts as well as a proprietary portfolio of drug targets and diagnostics in diabetes, obesity and aging through TissueInformatics’ joint venture with DiAthegen, LLC. It also brings to Paradigm enhanced expertise in pre-clinical development, clinical medicine and pharmaceutical business development.

“The acquisition of TissueInformatics will accelerate the commercialization of our technologies and the building of our own product portfolio in biomarker-enabled drug discovery,” said Heinrich Gugger, Ph.D., President and CEO of Paradigm Genetics. “I am also enthusiastic about the opportunities to apply TissueInformatics expertise in quantitative tissue analysis to our agricultural research programs. Most importantly, we believe this acquisition provides Paradigm Genetics with a unique competitive advantage as the first company to combine gene expression profiling, biochemical profiling and quantitative tissue analysis in a systems biology approach to life sciences discovery.”

The acquisition of TissueInformatics is a key step in the growth strategy of Paradigm Genetics, providing the Company with direct access to highly quantitative information about tissue structure. The Company expects the acquisition to:

•	create a unique systems biology platform that enables the quantitative analysis of disease and drug action using a Gene to Cell to System™ approach;

•	significantly strengthen the Company’s scientific and commercial position through scientific and commercial synergies in toxicology, target and biomarker discovery as well as assay development;

•	provide opportunities for an expanded services business that can generate near-term revenue and leverage R&D activities supporting the development of a proprietary pipeline of diagnostics, drug targets and leads; and

•	better position the Company for near-term and future growth by expanding its offering and gaining access to new potential customers and partners.

The combined Company will offer the following products and services: a unique systems biology platform for life sciences discovery and safety assessment through the combination of gene expression profiling, biochemical profiling and quantitative tissue analysis; advanced research capabilities in biomarker-enabled drug discovery, with an internal focus on diabetes and obesity; Paradigm Array Labs™ microarray processing services; commercialization of its TissueAnalytics™ automated pathology software for use by pharmaceutical, biotechnology and tissue engineering companies for application in drug discovery and toxicology; and, gene-based discovery of novel herbicide and fungicide targets and plant genes important in crop production, pathway engineering of fine chemicals in plants, and high throughput screens for beneficial agricultural compounds.

Upon closing the transaction, Paradigm Genetics will employ 225 people, be headquartered in Research Triangle Park, NC and maintain current operations in Pittsburgh, Pa. The existing TissueInformatics management team will join Paradigm Genetics. Peter Johnson, M.D., will become Executive Vice President and Chief Medical Officer, and Mark Braughler, Ph.D., will become Vice President, Business Development—Healthcare. Both will become members of Paradigm Genetics’ executive management team and report to Dr. Gugger. Additionally, Todd Joron, MBA, will become Head, TissueAnalytics™ Software Business; and Max Fedor, MBA, will become Head, Product Development, TissueAnalytics™ Software.

“Paradigm Genetics and TissueInformatics have been partners since March 2003 when we entered into a collaboration to discover biomarkers for chronic liver disease,” said Peter Johnson, M.D., Chairman and CEO of TissueInformatics. “Our shared interest in toxicology and metabolic disorders, our similar corporate cultures, our complementary technologies and our vision for future growth make this decision a natural one. Our shareholders recognize the significant opportunity this merger provides to leverage their investment into this unique and exciting biotechnology company. I’m also pleased that this deal recognizes the Pittsburgh region as an emerging player in biotechnology.”

Under the terms of the agreement, Paradigm Genetics, which currently has 32.6 million shares outstanding, will issue new shares of Paradigm Genetics Common Stock to TissueInformatics shareholders in a stock-for-stock exchange. Approximately 3.4 million Paradigm Genetics shares will be issued at closing with an additional 2.7 million shares available on an “earn-out” basis for the successful achievement of performance milestones on or before December 31, 2004. These milestones are tied to the attainment of specified revenue levels and new research contracts with corporate customers. Paradigm Genetics will also assume all outstanding TissueInformatics’ options and warrants equivalent to approximately 400,000 shares of Paradigm Genetics Common Stock (assuming all performance milestones are met). All shares issued or to be issued are subject to a lock-up period of one year from the date of closing. Upon closing, Paradigm Genetics will receive approximately $2.7 million in cash and assume approximately $150,000 in long-term debt and capital lease obligations.

The acquisition is subject to the approval of TissueInformatics’ stockholders and other customary closing conditions and is expected to close in early March 2004. The principal stockholders of TissueInformatics, including TVM V Life Science Ventures, The Manufacturers Life Insurance Company and Aurora Ventures and others, have agreed to vote their shares in favor of the transaction. Needham & Company, Inc. provided a fairness opinion to the Board of Directors of Paradigm Genetics.

The shares of Paradigm Genetics Common Stock issuable in the transaction with TissueInformatics have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Unless so registered, the common stock may not be offered or sold absent an exemption from or transaction not subject to the registration requirement of the Securities Act and any applicable state securities laws. Paradigm Genetics has agreed to register the shares issued to TissueInformatics shareholders prior to the expiration of the lock-up period. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Conference Call

Paradigm Genetics’ and TissueInformatics’ senior management will discuss details concerning the proposed acquisition of TissueInformatics during a special conference call scheduled for January 30, 2004 at 11 a.m. ET. To listen to the call, participants may dial +1-800-289-0468 (US and Canadian callers) or +1-913-981-5517 (International callers) and enter conference ID #563207 or visit www.paradigmgenetics.com where the call will be simultaneously webcast. A replay of the call will be available through February 3, 2004 at midnight by dialing +1-888-203-1112 (US and Canadian callers) or +1-719-457-0820 (International callers) and entering conference ID #563207. The webcast will be archived and available for replay from the Investor Relations page of Paradigm Genetics’ website.

About TissueInformatics

TissueInformatics.Inc is the World’s Automated Pathology Company. Staffed with seasoned professionals and funded with over $25M in financing from notable investors such as Motorola, TVM V Life Science Ventures, Aurora Funds, The Manufacturers Life Insurance Company and other venture capital and private financers, TissueInformatics has developed TissueAnalyticsTM automated pathology software and services for more precise identification and quantification of tissue. Building upon TissueInformatics’ expertise in automated pathology software for the quantitative analysis of animal tissue slides from drug safety studies, dermapathology, and correlative bioinformatics, TissueInformatics seeks to accelerate the drug discovery process by providing a broad range of tissue analysis software, tissue analysis services, and drug target discovery solutions to the pharmaceutical, biotechnology and CRO industries. For more information, visit www.TissueInformatics.com.

About Paradigm Genetics

Paradigm Genetics is a biotechnology company that offers a unique systems biology approach to life sciences discovery; advanced research capabilities in biomarker-enabled drug discovery, with an internal focus on diabetes and obesity; Paradigm Array Labs™ microarray processing services; and, gene-based discovery of novel herbicide and fungicide targets and plant genes important in crop production, pathway engineering of fine chemicals in plants, and high throughput screens for beneficial agricultural compounds. Paradigm Genetics has five major clients: Bayer CropScience, Monsanto Company, the National Institute of Environmental Health Sciences, the National Institute of Standards & Technology’s Advanced Technology Program and Pioneer Hi-Bred International. For more information, visit www.paradigmgenetics.com.

This press release contains forward-looking statements, including statements regarding Paradigm Genetics’ acquisition of TissueInformatics and the future prospects of the combined company, including but not limited to, the commercialization of TissueInformatics’ and Paradigm Genetics’ technology and expertise, the competitive advantages and synergies of the combined companies, the compatible technology platforms, the opportunities to generate near-term revenue, and leverage research and development activities and expand access to potential customers and partners. Such forward-looking statements are based on management’s current expectations and are subject to a number of risks, factors and uncertainties that may cause actual results, events and performance to differ materially from those referred to in the forward-looking statements. These risks, factors and uncertainties include, but are not limited to, TissueInformatics’ early stage of development, the history of net losses for both companies, technological and product development uncertainties, reliance on research collaborations, uncertainty of additional funding and ability to protect patents and proprietary rights. Certain of these and other risks are identified in Paradigm Genetics’ annual report on Form 10-K for the year ended December 31, 2002 and in its quarterly report on Form 10-Q for the quarter ended September 30, 2003, each filed with the Securities and Exchange Commission. The Company does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in our expectations, except as may be required by law.

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